Exhibit 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES SECOND QUARTER RESULTS

BILOXI, MISS.  (November 13, 2003)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the second quarter and six months ended October 26, 2003.  For the second quarter, the company reported net income of $10.7 million, or $0.35 per diluted common share compared to net income of $6.8 million, or $0.22 per diluted common share for the same quarter last year.  For the second quarter ended October 26, 2003, the company reported second quarter net revenues of $269.7 million, compared to $260.1 million for the same period in fiscal 2003, and Adjusted EBITDA1 of $57.9 million, compared to $51.9 million for the same period in fiscal 2003.

For the first six months of fiscal 2004, the company reported net income of $24.3 million, or $0.79 per diluted share.  This compares to net income for the same period in fiscal 2003, of $19.0 million, or $0.62 per diluted share.  Net revenues for the six months ended October 26, 2003, were $555.4 million, up from $536.8 million for the comparable period in the previous year.  Adjusted EBITDA1 in the six-month period was $125.6 million, an increase of $12.8 million, or 11.3%, over the prior year six-month period Adjusted EBITDA1 of $112.8 million.

See tables and footnotes on the following pages for further details regarding the above operating results.

1See Adjusted EBITDA defined in footnote (7) of Comparative Financial Highlights.

Second Quarter Results

Bernard Goldstein, Isle of Capri Casinos, Inc. chairman and chief executive officer, said, “Once again our business model produced positive results in a quarter in which we faced increased competition and markets that did not grow as anticipated.  Our leadership role in the regional gaming industry continues as we recently received approval as the first U.S. company to own a casino in the United Kingdom.  We look forward to serving as a leader internationally as we bring IsleStyle to Great Britain.”

Timothy M. Hinkley, Isle of Capri Casinos, Inc. president and chief operating officer, said, “Again, the company’s geographic diversity has given us strength.  Although we experienced a slight decline in the Louisiana and Mississippi markets, the numbers in our northern region allowed us to produce another good quarter.”

The company has continued with its slot improvement plan, introduced in 2000, to provide a better slot experience to Isle customers through upgrades such as state-of-the-art machines and systems.  The plan, which has allowed the company to serve as a leader in cashless play, includes ticket-in/ticket-out technology to be installed in approximately 50% of the Isle’s slot machines by the end of the fiscal year.

The company's IsleOne™ Players Club, an industry-leading members’ club, continued growth in terms of acceptance and loyalty with players. Revenue from club members, at the same properties, quarter over quarter increased by approximately 6.4%.

This quarter, the company announced that it became the first U.S. gaming company to receive gaming board approval to own casinos in the United Kingdom.  By the end of calendar 2003, the Isle of Capri expects to acquire the majority interest in Blue Chip Casinos PLC, which will operate a pub-style casino in Dudley, England, near Birmingham.  This approval positions the Isle of Capri Casinos to potentially expand gaming operations upon reform of UK gaming regulations.

The company also announced that it completed agreements to lease and operate a casino at the Our Lucaya Beach & Golf Resort at Freeport, Grand Bahama.  The company expects the casino project to be open by this winter.

The Isle–Biloxi’s 1,000-space parking garage is on track to be completed by December.  The parking garage is the first phase of a $79 million expansion plan for the Mississippi casino resort, which includes an additional 400 hotel rooms, an Isle-branded Kitt’s Kitchen restaurant, an upgraded Calypso’s Buffet, and a 12,000-square-foot convention/entertainment center.  The project is expected to be completed by spring 2005.

It is expected that the Isle–Bossier City’s new 265-room hotel will be open before New Year’s Eve, completing the property’s $50 million improvement plan.  The expansion also includes a Kitt’s Kitchen restaurant, an upgraded Calypso’s Buffet, a new pool, deck and spa, and a 12,000-square-foot convention/entertainment center.

The improvement plan continues as the Isle–Kansas City completes a $10 million expansion this fall.  New amenities include 12,000 square-feet of additional gaming space, 400 new slot machines with ticket-in/ticket-out technology, and a themed bar.

The video lottery terminal referendum was soundly defeated in Colorado on November 4, allowing the company to proceed with its $75 million expansion plan at its Black Hawk properties.  Construction is now expected to begin this winter.  The Isle–Black Hawk and the Colorado Central Station–Black Hawk expansion will include 15,000 square-feet of additional gaming space, a skywalk to connect the properties, and a new 1,200-space parking garage, and is expected to be completed by the end of calendar 2004.  The expansion also includes a 160-room hotel expansion, which will open in approximately 24 months.  The lower Main Street extension, to be funded with special improvement district bonds, is expected to be completed by August 2005.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2003	2002	2003	2002

Revenues:
Casino	$275,527	$257,094	$564,310	$527,179
Hotel, pari-mutuel, food, beverage & other	49,252	53,783	103,487	111,218

Gross revenue	324,779	310,877	667,797	638,397
Less promotional allowances	55,113	50,764	112,380	101,621

Net revenues	269,666	260,113	555,417	536,776

Operating and other expenses:
Properties	203,312	201,165	415,138	411,994
Corporate and new development (1)	8,467	7,010	14,700	11,952
Preopening (2)	307	-	598	-
Depreciation and amortization	21,437	18,277	43,054	36,261

Total operating and other expenses	233,523	226,452	473,490	460,207

Operating income	36,143	33,661	81,927	76,569

Net interest expense (3)	(20,642)	(20,650)	(41,740)	(41,690)
Minority interest (4)	(2,657)	(2,352)	(5,490)	(4,910)

Income before income taxes	12,844	10,659	34,697	29,969

Income tax expense (5)	2,134	3,872	10,435	11,009

Net income	$10,710	$6,787	$24,262	$18,960

Net income per diluted common share	$0.35	$0.22	$0.79	$0.62

Weighted average diluted common shares	30,827	30,637	30,591	30,680

Consolidated Balance Sheet Highlights
(In thousands)

October 26, 2003		April 27, 2003

(Unaudited)
Cash and cash equivalents	$105,590	$94,626
Property and equipment, net	870,267	841,332
Long-term debt, including current portion	1,013,730	1,027,987
Stockholders' equity	233,000	203,904

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	THREE MONTHS ENDED
	October 26, October 27,
	2003 2002

	Net Revenues (6)	Adjusted EBITDA (7)	Adjusted EBITDA Margin %	Net Revenues (6)	Adjusted EBITDA (7)	Adjusted EBITDA Margin %

BILOXI	$ 20,613	$ 5,270	25.6%	$ 19,232	$ 4,812	25.0%

NATCHEZ	7,843	1,691	21.6%	7,776	1,907	24.5%

VICKSBURG	13,056	2,933	22.5%	13,598	3,617	26.6%

LULA	20,690	5,682	27.5%	22,805	6,501	28.5%

BOSSIER CITY	26,625	4,330	16.3%	28,882	6,102	21.1%

LAKE CHARLES	39,799	7,833	19.7%	40,645	9,388	23.1%

BLACK HAWK (8)	27,473	9,900	36.0%	25,919	9,239	35.6%

COLORADO
CENTRAL
STATION (9)(10)	11,641	2,684	23.1%	-	-	-

COLORADO
GRANDE (9)(11)	2,281	687	30.1%	-	-	-

BETTENDORF	25,158	7,937	31.5%	23,930	7,603	31.8%

DAVENPORT	17,475	4,728	27.1%	14,875	2,821	19.0%

MARQUETTE	11,284	3,191	28.3%	10,305	2,408	23.4%

KANSAS CITY	21,982	3,792	17.3%	22,034	4,044	18.4%

BOONVILLE	17,096	4,473	26.2%	15,328	3,518	23.0%

CORPORATE & OTHER (12)	6,650	(7,244)	N/M	14,784	(10,022)	N/M

TOTAL	$ 269,666	$ 57,887	21.5%	$ 260,113	$ 51,938	20.0%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	SIX MONTHS ENDED

	October 26, October 27,
	2003 2002

	Net Revenues (6)	Adjusted EBITDA (7)	Adjusted EBITDA Margin %	Net Revenues (6)	Adjusted EBITDA (7)	Adjusted EBITDA Margin %

BILOXI	$ 42,799	$ 10,872	25.4%	$ 40,838	$ 9,944	24.3%

NATCHEZ	16,058	3,932	24.5%	16,688	4,292	25.7%

VICKSBURG	27,186	7,056	26.0%	28,149	7,943	28.2%

LULA	42,932	11,226	26.1%	45,389	12,854	28.3%

BOSSIER CITY	55,419	9,726	17.5%	60,535	13,581	22.4%

LAKE CHARLES	83,223	18,826	22.6%	83,746	20,643	24.6%

BLACK HAWK (8)	55,553	20,549	37.0%	52,630	19,045	36.2%

COLORADO
CENTRAL
STATION (9)(10)	23,660	5,244	22.2%	-	-	-

COLORADO
GRANDE (9)(11)	4,318	1,201	27.8%	-	-	-

BETTENDORF	50,192	15,889	31.7%	47,691	14,650	30.7%

DAVENPORT	33,998	8,844	26.0%	29,846	5,648	18.9%

MARQUETTE	22,246	6,246	28.1%	20,170	4,827	23.9%

KANSAS CITY	45,344	8,575	18.9%	44,748	8,477	18.9%

BOONVILLE	33,984	8,959	26.4%	30,433	6,878	22.6%

CORPORATE & OTHER (12)	18,505	(11,566)	N/M	35,913	(15,952)	N/M

TOTAL	$ 555,417	$ 125,579	22.6%	$ 536,776	$ 112,830	21.0%

Isle of Capri Casinos, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss) by Casino Property
(In thousands) (Unaudited)
Three Months Ended October 26, 2003

	Adjusted EBITDA (7)	Depreciation & Amortization	Net Interest Expense	Other(13)	Net Income(Loss)	Net Income (Loss)Margin %

BILOXI	$ 5,270	$ 1,924	$ 1,526	$ 783	$ 1,037	5.0%
NATCHEZ	1,691	587	889	328	(113)	-1.4%
VICKSBURG	2,933	1,191	1,349	538	(145)	-1.1%
LULA	5,682	2,461	3,708	792	(1,279)	-6.2%
BOSSIER CITY	4,330	1,883	3,323	842	(1,718)	-6.5%
LAKE CHARLES	7,833	2,790	4,284	1,268	(509)	-1.3%
BLACK HAWK (8)	9,900	1,709	2,019	476	5,696	20.7%
COLORADO CENTRAL
STATION (9)(10)	2,684	332	1,368	698	286	2.5%
COLORADO
GRANDE (9)(11)	687	71	184	235	197	8.6%
BETTENDORF	7,937	1,862	4,267	951	857	3.4%
DAVENPORT	4,728	2,215	1,903	660	(50)	-0.3%
MARQUETTE	3,191	741	2,181	384	(115)	-1.0%
KANSAS CITY	3,792	1,532	961	753	546	2.5%
BOONVILLE	4,473	1,525	363	523	2,062	12.1%
CORPORATE &
OTHER (12)	(7,244)	614	(7,683)	(4,133)	3,958	N/M

TOTAL	$ 57,887	$ 21,437	$ 20,642	$ 5,098	$ 10,710	4.0%

Isle of Capri Casinos, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss) by Casino Property
(In thousands) (Unaudited)
Three Months Ended October 27, 2002

	Adjusted EBITDA (7)	Depreciation & Amortization	Net Interest Expense	Other(13)	Net Income(Loss)	Net Income (Loss)Margin %

BILOXI	$ 4,812	$ 1,558	$ 1,710	$ 729	$ 815	4.2%
NATCHEZ	1,907	491	1,344	322	(250)	-3.2%
VICKSBURG	3,617	1,163	1,347	554	553	4.1%
LULA	6,501	2,266	5,004	878	(1,647)	-7.2%
BOSSIER CITY	6,102	1,994	2,800	924	384	1.3%
LAKE CHARLES	9,388	2,522	4,322	1,298	1,246	3.1%
BLACK HAWK (8)	9,239	1,226	1,382	1,165	5,466	21.1%
BETTENDORF	7,603	1,691	4,732	982	198	0.8%
DAVENPORT	2,821	1,574	1,903	215	(871)	-5.9%
MARQUETTE	2,408	766	2,186	352	(896)	-8.7%
KANSAS CITY	4,044	1,229	967	716	1,132	5.1%
BOONVILLE	3,518	1,374	362	453	1,329	8.7%
CORPORATE &
OTHER (12)	(10,022)	423	(7,409)	(2,364)	(672)	N/M

TOTAL	$ 51,938	$ 18,277	$ 20,650	$ 6,224	$ 6,787	2.6%

Isle of Capri Casinos, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss) by Casino Property
(In thousands) (Unaudited)
Six Months Ended October 26, 2003

	Adjusted EBITDA (7)	Depreciation & Amortization	Net Interest Expense	Other(13)	Net Income(Loss)	Net Income (Loss)Margin %

BILOXI	$ 10,872	$ 3,832	$ 3,129	$ 1,624	$ 2,287	5.3%
NATCHEZ	3,932	1,189	1,778	688	277	1.7%
VICKSBURG	7,056	2,437	2,698	1,131	790	2.9%
LULA	11,226	4,949	7,414	1,652	(2,789)	-6.5%
BOSSIER CITY	9,726	3,878	6,810	1,763	(2,725)	-4.9%
LAKE CHARLES	18,826	5,547	8,585	2,658	2,036	2.4%
BLACK HAWK (8)	20,549	3,443	3,364	1,740	12,002	21.6%
COLORADO CENTRAL
STATION (9)(10)	5,244	701	2,723	1,352	468	2.0%
COLORADO
GRANDE (9)(11)	1,201	141	365	397	298	6.9%
BETTENDORF	15,889	3,761	8,472	1,881	1,775	3.5%
DAVENPORT	8,844	4,496	3,806	1,275	(733)	-2.2%
MARQUETTE	6,246	1,542	4,366	758	(420)	-1.9%
KANSAS CITY	8,575	2,987	1,921	1,559	2,108	4.6%
BOONVILLE	8,959	2,997	725	1,047	4,190	12.3%
CORPORATE &
OTHER (12)	(11,566)	1,154	(14,416)	(3,002)	4,698	N/M

TOTAL	$ 125,579	$ 43,054	$ 41,740	$ 16,523	$ 24,262	4.4%

Isle of Capri Casinos, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss) by Casino Property
(In thousands) (Unaudited)
Six Months Ended October 27, 2002

	Adjusted EBITDA (7)	Depreciation & Amortization	Net Interest Expense	Other(13)	Net Income(Loss)	Net Income (Loss)Margin %

BILOXI	$ 9,944	$ 3,091	$ 3,441	$ 1,540	$ 1,872	4.6%
NATCHEZ	4,292	940	2,489	692	171	1.0%
VICKSBURG	7,943	2,270	2,709	1,141	1,823	6.5%
LULA	12,854	4,507	9,444	1,725	(2,822)	-6.2%
BOSSIER CITY	13,581	4,019	5,640	1,931	1,991	3.3%
LAKE CHARLES	20,643	5,219	8,697	2,672	4,055	4.8%
BLACK HAWK (8)	19,045	2,421	2,853	2,352	11,419	21.7%
BETTENDORF	14,650	3,342	9,255	1,768	285	0.6%
DAVENPORT	5,648	3,066	3,827	435	(1,680)	-5.6%
MARQUETTE	4,827	1,504	4,396	678	(1,751)	-8.7%
KANSAS CITY	8,477	2,409	1,946	1,482	2,640	5.9%
BOONVILLE	6,878	2,692	729	900	2,557	8.4%
CORPORATE &
OTHER (12)	(15,952)	781	(13,736)	(1,397)	(1,600)	N/M

TOTAL	$ 112,830	$ 36,261	$ 41,690	$ 15,919	$ 18,960	3.5%

(1)    Corporate and new development expenses for the three and six months ended October 26, 2003, include a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters as compared to a $1.8 million charge in the prior year’s three and six months ended October 27, 2002.

(2)     Preopening relates to expenses incurred in the opening of the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island, scheduled for the third quarter of fiscal 2004.

(3)     Consolidated net interest expense is comprised of the following components:

Three Months Ended Six Months Ended
October 26,		October 27,	October 26,	October 27,
	2003	2002	2003	2002

Interest expense	$21,372	$20,683	$42,771	$41,804
Interest income	(255)	(18)	(340)	(83)
Capitalized interest	(475)	(15)	(691)	(31)

Net interest expense	$20,642	$20,650	$41,740	$41,690

Included in the consolidated net interest expense is the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net interest expense that is comprised of the following:

Three Months Ended Six Months Ended
October 26,		October 27,	October 26,	October 27,
	2003	2002	2003	2002

Interest expense	$2,836	$1,387	$5,747	$2,865
Interest income	(33)	(5)	(63)	(12)

Net interest expense	$2,803	$1,382	$5,684	$2,853

(4)     Minority interest represents an unrelated third party’s portion of the Isle-Black Hawk’s income before income taxes and the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net income.

(5)     During the second quarter of fiscal 2004, the Internal Revenue Service concluded a federal tax examination covering four tax years without significant adjustments and provided administrative guidance on certain other tax matters for other open years.  As a result, we analyzed our tax reserves and reduced income tax expense by approximately $3.0 million for the three and six months ended October 26, 2003, for previously accrued income tax liabilities.  This had the effect of reducing our effective tax rate to 14.5% and 28.8% for the three and six months ended October 26, 2003, respectively, excluding an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. as compared to 36.3% and 36.7% for the three and six months ended October 27, 2002.  Excluding the impact of these developments, our fiscal 2004 effective tax rate for the six months ended October 26, 2003, would have been 37.3%, excluding an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes.

(6)     Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

(7)     EBITDA is “earnings before interest, income taxes, depreciation and amortization.”  Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees and non-cash items to EBITDA.  Adjusted EBITDA is a supplemental financial measurement used by Isle of Capri’s management, as well as industry analysts, in the evaluation of its businesses.  Adjusted EBITDA is not presented as an alternative measure of net income or cash flow from operations (as determined in accordance with accounting principles generally accepted in the United States (GAAP)).  All companies do not calculate Adjusted EBITDA in the same manner.  As a result, Adjusted EBITDA as presented here may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues.  A reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and the Net Income (Loss) Margin Percentage is shown above.  The Net Income (Loss) Margin Percentage is calculated by dividing net income (loss) by net revenues.

(8)     As management fees are eliminated in consolidation, the Isle-Black Hawk’s Adjusted EBITDA does not include management fees of $1.2 million and $1.2 million for the three months ended October 26, 2003, and October 27, 2002, and $2.5 million and $2.4 million for the six months ended October 26, 2003, and October 27, 2002, respectively.  If these charges were included, the Isle-Black Hawk’s Adjusted EBITDA would have been $8.7 million and $8.1 million for the three months ended October 26, 2003, and October 27, 2002, respectively, and $18.0 million and $16.7 million for the six months ended October 26, 2003, and October 27, 2003, respectively.

(9)     The Isle of Capri Casinos, Inc. acquired these properties on April 22, 2003.

(10)   As management fees are eliminated in consolidation, the Colorado Central Station-Black Hawk’s Adjusted EBITDA does not include management fees of $0.4 million and $0.9 million for the three and six months ended October 26, 2003, respectively.  If this charge was included, the Colorado Central Station-Black Hawk’s Adjusted EBITDA would have been $2.3 million and $4.3 million for the three and six months ended October 26, 2003, respectively.

(11)   As management fees are eliminated in consolidation, the Colorado Grande-Cripple Creek’s Adjusted EBITDA does not include management fees of $0.1 million and $0.2 million for the three and six months ended October 26, 2003, respectively.  If this charge was included, the Colorado Grande-Cripple Creek’s Adjusted EBITDA would have been $0.6 million and $1.0 million for the three months and six months ended October 26, 2003, respectively.

(12)   Corporate and other includes the results of operations of Lady Luck-Las Vegas and Pompano Park.  Prior year corporate and other also includes the results of operations of the Isle-Tunica.  The Isle-Tunica ceased casino operations on September 3, 2002, and the assets were sold to Boyd Casino Strip, LLC on October 7, 2002.  On October 30, 2002, the Isle of Capri completed the sale of the Lady Luck-Las Vegas and continued to operate the casino until September 3, 2003, the date the purchaser’s designated gaming operator received regulatory approval.

(13)   Other adjustments to reconcile Adjusted EBITDA to net income represent management fees.  Additionally, for the Isle-Black Hawk, the Colorado Central Station-Black Hawk, the Colorado Grande-Cripple Creek and corporate, other adjustments also include preopening expense, minority interest and income taxes.

Isle of Capri Casinos, Inc. owns and operates 15 riverboat, dockside and land-based casinos at 14 locations, including Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (two riverboats), Louisiana; Black Hawk (two land-based casinos) and Cripple Creek, Colorado; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri.  The company also operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the “SEC”).  These reports are required by the Securities Exchange Act of 1934 and include:

·         Annual Reports on Form 10-K;

·         Quarterly Reports on Form 10-Q;

·         Current Reports on Form 8-K; and

·         All amendments to those reports.

Our Internet website is http://www.islecorp.com.  We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C.  20546.  You can request copies of these documents by writing to the SEC but must pay photocopying fees.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:

Allan B. Solomon, Executive Vice President, 561-995-6660

Rex Yeisley, Chief Financial Officer, 228-396-7052

Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change.  These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry.  The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 27, 2003 and10-Q for the fiscal quarter ended July 27, 2003.